Exhibit 99.12. (b)

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Name of registrant: William Blair Funds

Each of the undersigned, the principal executive officer and principal financial officer of the above named Registrant, hereby certify to the best of her and his knowledge and belief that:

1. The Registrant’s semiannual report on Form N-CSR fully complies with the requirements of Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Michelle R. Seitz
By:	Michelle R. Seitz
President (Chief Executive Officer)

Date: June 20, 2013

/s/ Colette M. Garavalia
By:	Colette M. Garavalia
Treasurer (Chief Financial Officer)

Date: June 20, 2013